Exhibit 10.1

Verso Corporation 6775 Lenox Center Court Suite 400 Memphis, TN 38115-4436 T 901 369 4100 F 901 369 4228 www.versoco.com

August 10, 2016

Mr. David J. Paterson

2350 Mt. Paren Road, NW

Atlanta, GA 30327

Re: Retirement

Dear Dave:

This letter agreement, including the Waiver and the other exhibits hereto (collectively, this “Agreement”) set forth the understanding and agreement between Verso Corporation, a Delaware corporation (together with any of its parents, subsidiaries and affiliates as may have employed you from time to time, and any and all successors thereto, the “Company”), and you regarding your retirement from the Company. All capitalized terms used but not defined herein have the meanings given to them elsewhere in this Agreement.

1. Retirement; Retirement Date. You are retiring from the Company, and the last day of your active employment with the Company is August 31, 2016 (the “Retirement Date”). In connection therewith, you will resign from all your positions with the Company and its subsidiaries, including, without limitation, as the Chairman of the Board, President and Chief Executive Officer and an employee of the Company and as a director and officer of the Company’s subsidiaries, in each case effective as of the Retirement Date.

2. Waiver and Release of Claims Agreement. You agree to sign and be bound by the Waiver and Release of Claims Agreement set forth in Exhibit A (the “Waiver”), which is considered an integral part of this Agreement. By signing this Agreement and the Waiver, you are waiving certain legal rights, and you are hereby advised to consult with an attorney and to have the attorney review these documents with you before you sign them.

3. Retirement Benefits. If you sign the Waiver and do not revoke it within the time periods described therein, and subject to your compliance with all of your obligations under this Agreement, the Waiver, the Employment Agreement dated April 20, 2012, between the Company (then named Verso Paper Corp.) and you (the “Employment Agreement”), and any other contract between the Company and you, the Company will provide to you the retirement payments and benefits described in Exhibit B (the “Retirement Benefits”). If you sign the Waiver but then revoke it in a timely manner, all provisions of this Agreement will be null and void, including, without limitation, your right to receive the Retirement Benefits, but excluding your right to receive the other payments and benefits described in Exhibit C, in connection with the termination of your employment with the Company.

4. Other Payments and Benefits. Certain payments and benefits that the Company will provide to you, regardless of whether you sign this Agreement and the Waiver, in connection with your resignation from the Company are described in Exhibit C.

5. Severance Policy and Employment Agreement. You acknowledge and agree that upon your retirement from the Company (a) the Company will have no obligation to provide you with any payment or benefit under the Company’s severance policy or Section 5(b) (termination without cause or resignation for good reason) of the Employment Agreement; (b) you will comply fully with all your continuing obligations under the Employment Agreement (including, without limitation, those under Section 6 (non-competition and non-solicitation) and Section 7 (non-disclosure of proprietary information)) in accordance with the provisions thereof; and (c) the provisions in Sections 6-16 and 18-24 of the Employment Agreement will survive your retirement from the Company.

6. Taxes. You will be ultimately and solely responsible for the timely payment in full of all federal, state, local and foreign taxes, and all interest and penalties thereon, imposed with respect to the Retirement Benefits and all other payments and benefits that you receive in connection with your retirement from the Company. The Company will withhold any and all federal, state, local and foreign taxes and charges that the Company is required to withhold from the Retirement Benefits and other payments and benefits that you receive in connection with your retirement from the Company. You agree not to make any claim against the Company or any other Releasee based on how the Company reports to taxing authorities, or if an adverse determination is made as to the tax treatment of, the Retirement Benefits or other payments and benefits that you receive in connection with your retirement from the Company.

7. Confidentiality. You agree not to disclose the existence or provisions of this Agreement to any person or entity unless the Company consents to such disclosure in advance and in writing; however, you may, without the Company’s consent, disclose that you resigned from the Company, make such disclosures as are required by law (including disclosures to governmental and taxing authorities and courts), and disclose the existence and provisions of this Agreement to your spouse and immediate family members and to your attorneys, accountants, tax advisors, and other professional service providers as reasonably necessary, provided that you instruct each such person that the existence and provisions of this Agreement are strictly confidential and are not to be revealed to anyone else except as required by applicable law.

8. Acknowledgements. You acknowledge and agree that (a) the Company has treated you lawfully and fairly in connection with your employment with the Company, your retirement from the Company, and otherwise; (b) the Company has not incurred any liability to you or anyone else arising from or relating to your employment with the Company, your retirement from the Company, or otherwise; (c) you have carefully read this Agreement and the Waiver in their entirety, fully understand and agree to their terms, conditions and provisions, and have signed this Agreement and the Waiver knowingly, voluntarily and free from any fraud, duress, coercion or mistake of fact; and (d) this Agreement and the Waiver are final and will become legally binding on and enforceable against you and the Company beginning on the Effective Date.

9. No Admissions. The Company does not admit, in this Agreement or otherwise, that (a) the Company has treated you unlawfully or unfairly in connection with your employment with the Company, your retirement from the Company, or otherwise, and (b) the Company has incurred any liability to you or anyone else arising from or relating to your employment with the Company, your retirement from the Company, or otherwise.

10. Further Assurances. You agree to execute and deliver any and all other documents and instruments and to take any and all other actions that the Company may reasonably request from time to time to effectuate the intent and purposes of this Agreement.

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11. Successors. This Agreement is personal to you and may not be assigned by you. This Agreement will inure to the benefit of and be binding upon the Company and its respective successors and assignees, and any such successor or assignee will be deemed substituted for the Company under this Agreement for all purposes. As used herein, the terms “successor” and “assignee” include any person or entity that at any time, whether by purchase, merger or otherwise, directly or indirectly acquires ownership of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

12. Modification. This Agreement may not be modified, amended, supplemented or changed, in whole or in part, except by a formal, definitive written agreement that expressly refers to this Agreement and is executed and delivered by all the parties hereto.

13. Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver under this Agreement will be binding unless it is in writing and is signed by the party asserted to have granted such waiver.

14. Severability. If any portion of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

15. Cooperation in Drafting. Each party hereto has cooperated in the negotiation, drafting, preparation and review of this Agreement. In the event of any interpretation or construction of any provision of this Agreement, such provision will not be construed against either party on the basis that such party was the drafter of such language.

16. Choice of Law and Jurisdiction. This Agreement will be governed by, construed under, and enforced in accordance with the internal laws of the State of Tennessee, without regard to the conflicts-of-law provisions or principles thereof. This Agreement and its subject matter have substantial contacts with the State of Tennessee, and any lawsuit or other legal proceeding with respect to this Agreement must be brought in a court of competent jurisdiction in Shelby County, Tennessee, or in the United States District Court for the Western District of Tennessee (Western Division) in Memphis, Tennessee. In any such lawsuit or other legal proceeding, any such court will have personal jurisdiction over all the parties hereto, and service of process upon them under any applicable law, statute or rule will be deemed valid and good.

17. Fees and Expenses. If any party to this Agreement commences a lawsuit or any other legal proceeding against any other party hereto arising from or relating to this Agreement (including, without limitation, to enforce any covenant contained in this Agreement or to obtain any relief or remedy for any breach of this Agreement), the party substantially prevailing in such lawsuit or other legal proceeding will be entitled to receive, in addition to all other relief and remedies to which it may be entitled, an award of all the costs incurred by such party in preparing for and conducting the lawsuit or other legal proceeding, including, without limitation, its reasonable attorneys’ fees and expenses and court costs.

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18. Complete Agreement. This Agreement constitutes and contains the entire agreement and final understanding concerning your relationship with the Company and the other subject matters addressed herein and supersedes and replaces all prior negotiations, understandings, agreements and arrangements, whether written or oral, and whether proposed or definitive, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement will not be binding upon or enforceable against either party. You are not relying on any representation of the Company or any Releasee except as expressly set forth in this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and the signature pages hereof by facsimile or email transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The electronic signatures of the parties will be deemed to be their original signatures for all purposes.

To indicate your agreement to and acceptance of the terms, conditions and provisions of this Agreement and the Waiver, please sign both copies of this Agreement and the Waiver and return one copy of each document to me. The other copy of each document is for your files.

Very truly yours,

Verso Corporation

Kenneth D. Sawyer
Senior Vice President of
Human Resources and Communications

Agreed to and Accepted:

David J. Paterson

Date: 8/15/16

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EXHIBIT A

VERSO CORPORATION

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

WAIVER AND RELEASE OF CLAIMS AGREEMENT

In exchange for the Retirement Benefits, I freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims Agreement (this “Waiver”). All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. Retirement; Retirement Date. I acknowledge and agree that I am retiring from the Company, and that the Retirement Date is the last day of my active employment with the Company.

2. Delivery of Waiver. I acknowledge that the Company delivered the Agreement and this Waiver to me on August 10, 2016.

3. Effect on Retirement Benefits. I acknowledge and agree that unless I sign and do not revoke this Waiver within the time periods described herein, and unless I comply with all the covenants and perform all the obligations imposed on me in the Agreement, this Waiver, the Employment Agreement, and any other contract between the Company and me, I will not be entitled to receive any of the Retirement Benefits.

4. Waiver and Release. Subject in all respects to the “Retained Rights” as set forth in Section 17 of this Waiver, which shall remain with me and are not waived, released, discharged or affected in any way by this Waiver, I, and anyone claiming through me (including, without limitation, my agents, representatives, assigns, heirs, beneficiaries, executors and administrators), hereby irrevocably, unconditionally and forever waive, release and discharge the Company, its direct and indirect parents, subsidiaries and other affiliates (including, without limitation, Verso Paper LLC and Verso Paper Holdings LLC), its and their respective predecessors, successors and assigns, and its and their respective former, current and future stockholders, members, partners, directors, officers, managers, employees, agents, representatives, attorneys and insurers (collectively, the “Releasees”) from any and all claims, causes of action, charges, complaints, demands and rights of any nature whatsoever, whether known or unknown, and whether fixed or contingent, arising from, based on, or relating to my employment with the Company, my retirement from the Company, my status at any time as a holder of any securities of any Releasee, any act or omission of any Releasee occurring prior to or on the Retirement Date, and any dealing, transaction or event involving any Releasee occurring prior to or on the Retirement Date, including, without limitation, any and all such claims, causes of action, charges, complaints, demands and rights under the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Fair Labor Standards Act of 1938, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act of 1988, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, all laws of the State of Tennessee relating to any subject matter covered by the foregoing laws of the United States of America (including, without limitation, the Tennessee Human Rights Act, the Tennessee Equal Pay Law, and the Tennessee Handicap Discrimination Law), and any other federal, state or local law, rule, regulation or common law, in each case as the same may be amended from time to time. This Waiver includes, without limitation, all wrongful termination and “constructive discharge” claims, all discrimination claims, all claims for compensation for the time worked and the services performed for the Company, all claims (except the Retained Rights) relating to the Employment Agreement or any other contract of employment (whether express or implied) with the Company, all claims for the breach of any covenant of good faith or fair dealing (whether express or implied), and any tort of any nature. This Waiver is for any relief or remedy, regardless of how it is denominated, including, without limitation, wages, back pay, front pay, reinstatement, benefits, compensatory damages, punitive or exemplary damages, and attorneys’ fees and expenses. Notwithstanding any provision of this Waiver to the contrary, this Waiver does not apply to any claim or right that may not be waived under applicable law, any claim for my vested interest in any employee benefit plan, program or arrangement maintained by the Company, any claim for unemployment insurance or workers’ compensation, any claim arising from or relating to the Agreement or this Waiver, or any claim that may arise after the Effective Date.

5. No Unreported Work; Proper Payment. I represent that I have reported all hours that I have worked for the Company, and that the Company has properly paid me for all of my hours worked.

6. No Unreported Work-Related Injury or Illness. I represent that I have no unreported work-related injury or illness, and I have no basis to report any such injury or illness.

7. No Claim, Charge, Etc. I represent that I have not made or filed any claim, charge, complaint, demand or lawsuit against any Releasee to such Releasee or with the United States Equal Employment Opportunity Commission, the Tennessee Human Rights Commission, or any other federal, state or local governmental authority or court. Except as expressly contemplated in the last sentence of Section 4 of this Waiver or as to the Retained Rights, and only if and to the extent permitted by applicable law, I agree that (a) I will not make or file any claim, charge, complaint, demand or lawsuit against any Releasee, and (b) if any federal, state or local governmental authority or court assumes jurisdiction of any claim, charge, complaint, demand or lawsuit against any Releasee on my behalf, I will request that such governmental authority or court withdraw from the matter and I will refuse any and all benefits derived therefrom. I hereby irrevocably waive any right that I may have to bring any representative action or to serve in any representative capacity in any class or collective action against any Releasee, such that any action by me or taken on my behalf may proceed, if at all, only as an individual action.

8. No Unlawful Act or Omission; Investigations. I represent that (a) I have no knowledge of any unlawful act or omission by the Company in connection with my employment with the Company, my retirement from the Company, or otherwise (including, without limitation, any false claim made by the Company or any other Releasee to the government or any governmental authority of the United States of America), and I know of no basis on which any such claim could be asserted; (b) I have no knowledge of any unlawful act or omission by any director, officer, employee, agent, representative, attorney, contractor, supplier or customer of the Company or any or other person or entity having or desiring to have a business relationship with the Company, and I know of no basis on which any such claim could be asserted; and (c) I have not knowingly engaged in any unlawful act or omission in the course of my employment with the Company, and I know of no basis on which any such claim could be asserted. I will cooperate fully in any investigation conducted by or on behalf of the Company into any matter that occurred at any time during my employment with the Company. I understand that this Waiver does not prevent me from cooperating in any investigation conducted by or on behalf of any federal, state, local or foreign governmental authority. To the fullest extent permitted by applicable law, I hereby irrevocably assign to the government of the United States of America any right that I might have to any proceeds or award in connection with any false claim proceeding against the Company or any other Releasee.

9. Return of Company Property. I represent and agree that I have delivered to the designated authorized representative of the Company all property of the Company in my possession or under my control as of the Retirement Date, including, without limitation, all employee identification cards, credit cards, telephone cards, computers and computer equipment, personal digital assistants and handheld electronic information devices (such as an iPhone, Android or Blackberry), and other equipment and property.

10. Confidential Information. I represent and agree that (a) I have delivered to the Company any Confidential Information in my possession or under my control as of the Retirement Date; (b) I will not retain any Confidential Information after the Retirement Date; and (c) I will not use or disclose any Confidential Information after the Retirement Date except as directed by the Company. As used herein, the term “Confidential Information” means any item of information or compilation of information, in any form, tangible or intangible, pertaining to the Company’s business that is not authorized by the Company for disclosure to the public or is not readily available to the public through proper means. Confidential Information includes, without limitation, (a) the Company’s business strategies, plans and analyses; purchasing strategies, plans, practices, methods, techniques and information; actual and prospective supplier lists; supplier information and analyses; manufacturing strategies, plans, practices, methods, techniques and information; sales and marketing strategies, plans, practices, methods, techniques and information; actual and prospective customer lists; customer information and analyses; information technology strategies, plans, practices, methods, techniques and information; computer programs and source codes; human resources information and personnel files; accounting and financial information; legal information; research and development information; Inventions; know-how and trade secrets; and (b) information entrusted to the Company in confidence by other persons and entities.

11. Inventions. I acknowledge and agree that the Company owns all rights to and interests in any Invention that I conceived of, developed or assisted in developing, in whole or in part, while employed with the Company and prior to the Retirement Date that (a) relates to the Company’s current business or anticipated future businesses, (b) involves the use of the Company’s information, equipment, facilities or supplies, (c) is or was created or conceived of, in whole or part, while working on the Company’s time, or (d) results from my work for the Company. I represent and agree that I have disclosed to the Company all Inventions that I conceived of, developed or assisted in developing, in whole or in part, while employed with the Company and prior to the Retirement Date. As used herein, the term “Inventions” means inventions (whether or not patentable), discoveries, innovations, improvements, designs and ideas and related technologies and methodologies (whether or not shown or described in writing or reduced to practice). I understand that my acknowledgement of the Company’s ownership of such Inventions and the required disclosure thereof do not apply to an Invention that does not meet any of the characteristics identified in the first sentence of this Section 11.

12. Non-Disparagement. I will not say or write, in any forum or using any medium, anything that is disparaging, negative or unfavorable about the Company or its business, employees or prospects, except as permitted under applicable law.

13. Binding Effect. I acknowledge and agree that this Waiver is binding on me and my agents, representatives, assigns, heirs, beneficiaries, executors and administrators.

14. Choice of Law and Jurisdiction. This Waiver will be governed by, construed under, and enforced in accordance with the internal laws of the State of Tennessee, without regard to the conflicts-of-law provisions or principles thereof. This Waiver and its subject matter have substantial contacts with the State of Tennessee, and any lawsuit or other legal proceeding with respect to this Waiver must be brought in a court of competent jurisdiction in Shelby County, Tennessee, or in the United States District Court for the Western District of Tennessee (Western Division) in Memphis, Tennessee. In any such lawsuit or other legal proceeding, any such court will have personal jurisdiction over all the parties hereto, and service of process upon them under any applicable law, statute or rule will be deemed valid and good.

15. CONSIDERATION AND CONSULTATION. THE COMPANY HEREBY ADVISES ME THAT BEFORE I SIGN THIS WAIVER, I MAY TAKE 21 DAYS TO CONSIDER WHETHER OR NOT TO SIGN IT. THE COMPANY ALSO HEREBY ADVISES ME TO CONSULT WITH AN ATTORNEY AND TO HAVE THE ATTORNEY REVIEW THIS WAIVER WITH ME BEFORE I SIGN IT. I HEREBY ACKNOWLEDGE THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND EITHER HAVE HELD SUCH CONSULTATION OR HAVE DETERMINED NOT TO CONSULT WITH AN ATTORNEY.

16. REVOCATION. THE COMPANY HEREBY ADVISES ME THAT I MAY REVOKE THIS WAIVER BY DELIVERING WRITTEN NOTICE OF MY REVOCATION TO KENNETH D. SAWYER, SENIOR VICE PRESIDENT OF HUMAN RESOURCES AND COMMUNICATIONS, VERSO CORPORATION, 6775 LENOX CENTER COURT, SUITE 400, MEMPHIS, TENNESSEE 38115-4436, WITHIN THE 7-DAY PERIOD FOLLOWING THE DAY THAT I SIGN THIS WAIVER (THE “REVOCATION PERIOD”). I UNDERSTAND THAT IF I REVOKE THIS WAIVER WITHIN THE REVOCATION PERIOD, ALL PROVISIONS OF THE AGREEMENT WILL BE NULL AND VOID, INCLUDING, WITHOUT LIMITATION, MY RIGHT TO RECEIVE THE RETIREMENT BENEFITS, BUT EXCLUDING MY RIGHT TO RECEIVE THE OTHER PAYMENTS AND BENEFITS DESCRIBED IN EXHIBIT C, IN CONNECTION WITH THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY. I ALSO UNDERSTAND THAT IF I DO NOT REVOKE MY ACCEPTANCE OF THIS WAIVER WITHIN THE REVOCATION PERIOD, THIS WAIVER WILL BE FOREVER LEGALLY BINDING AND ENFORCEABLE BEGINNING ON THE DAY IMMEDIATELY FOLLOWING THE LAST DAY OF THE REVOCATION PERIOD (THE “EFFECTIVE DATE”). THIS WAIVER IS NOT EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

17. Retained Rights. Nothing in this this Waiver shall result in any waiver, release, discharge or effect of any kind upon (i) my rights to indemnification as an officer and/or director of the Company as set forth in the Company’s Amended and Restated Bylaws or the Indemnification Agreement dated as of July 15, 2016, between the Company and me, to the maximum extent provided therein, (ii) my entitlement to protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by me in connection with any action, suit or proceeding to which I may be made a party by reason of my being or having been a director, officer or employee of the Company (other than any dispute, claim or controversy arising under or relating to the Agreement or this Waiver), or (iii) any additional rights of indemnity, exculpation, release or the like conferred upon me by the Company’s First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 22, 2016 (the “Plan”), and the order of the United States Bankruptcy Court for the District of Delaware confirming the Plan.

I acknowledge and agree that I have carefully read this Waiver in its entirety, fully understand and agree to all of its terms, conditions and provisions, and have signed this Waiver knowingly, voluntarily and free from any fraud, duress, coercion or mistake of fact. Upon signing this Waiver, I agree to deliver it to Kenneth D. Sawyer, the Senior Vice President of Human Resources and Communications of the Company.

David J. Paterson

Date: 8/15/16

EXHIBIT B

RETIREMENT BENEFITS

Notwithstanding any provision to the contrary in the Agreement or elsewhere, if you breach any covenant or fail to perform any obligation imposed on you in the Agreement, the Waiver, the Employment Agreement, or any other contract between the Company and you, you will not be entitled to receive any of the Retirement Benefits and will promptly return any and all Retirement Benefits already received to the Company. All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. 2016 Verso Incentive Plan. The Company will pay to you $533,333.33 as a prorated portion of your annual incentive award payable under the 2016 Verso Incentive Plan (the “2016 VIP”). The 2016 VIP payment is based on the assumptions that the Company reaches the target level of achievement of its performance objectives under the 2016 VIP and that you achieve all of your individual performance objectives under the 2016 VIP, and it is prorated on a daily basis to reflect that you were employed by the Company for 244 (i.e., from January 1 through August 31) of the 366 days in 2016. The 2016 VIP payment will be made within 30 days after the Effective Date.

2. Supplemental Salary Retirement Program and Deferred Compensation Plan. The Company will make contributions on your behalf under the Supplemental Salary Retirement Program (the “SSRP”) to your account under the Retirement Savings Plan (the “RSP”) and to your account under the Deferred Compensation Plan (the “DCP”). The SSRP and DCP contributions in the aggregate amount of $57,548.33, representing 2.75% of your eligible compensation paid in 2016, will be made in 2017 in accordance with the provisions of the SSRP and the DCP. Your contribution to the SSRP will be the maximum amount that can be contributed under the SSRP per the RSP and applicable tax rules, with the remainder being contributed to the DCP.

EXHIBIT C

OTHER PAYMENTS AND BENEFITS

The Company will provide you with certain payments and benefits that are affected by your retirement from the Company. Summary information regarding these payments and benefits and the effects of your retirement on them is provided below. The information, being summary in nature, is qualified in its entirety by reference to the written plans, programs, contracts and other documents underlying the payments and benefits. If you have any questions about the payments and benefits, please direct your inquiries to Tisch McDaniel by telephone at 901-369-4124 or by email at tisch.mcdaniel@versoco.com. All capitalized terms used but not defined herein have the meanings given to them elsewhere in the Agreement.

1. Payments and Benefits under Section 5(a) of Employment Agreement. The Company will provide you with the payments and benefits provided for in Section 5(a) of the Employment Agreement in accordance with the provisions thereof.

2. Unused Vacation. The Company will pay to you $46,154.40 in lieu of your 15 unused vacation days allowed in 2016 within 30 days after the Effective Date.

3. Retirement Savings Plan (i.e., 401(k) Plan). As of the Retirement Date, your individual contributions and the Company’s matching contributions on your behalf under the Retirement Savings Plan will be vested. In view of the termination of your employment with the Company, you are encouraged to call Transamerica Retirement Solutions at toll-free 1-800-422-6103, Option 4, and/or contact your individual financial and tax advisors to discuss the future handling of your Retirement Savings Plan account and the potential financial and tax impacts on you, including, without limitation, the roll-over of the funds in your Retirement Savings Plan account to your personal individual retirement account (i.e., IRA), the withdrawal of funds from your Retirement Savings Plan account (which may subject your account to a penalty for early withdrawal), and any outstanding loan that you may have from your Retirement Savings Plan account.

4. Supplemental Salary Retirement Program. As of the Retirement Date, the Company’s contributions on your behalf under the Supplemental Salary Retirement Program will be vested. Please refer to Section 3 of this Exhibit C for guidance on contacting Transamerica Retirement Solutions and/or your individual financial and tax advisors regarding the future handling of your Retirement Savings Plan account.

5. Medical and Dental Insurance. You have the right to continue the group medical and dental insurance coverage provided by the Company for you and your eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), provided that you elect such continued coverage in accordance with COBRA, beginning on the first day of the month immediately following the month in which the Retirement Date occurred. You will receive from Morneau Shepell a COBRA Packet outlining your COBRA rights and including election forms for enrollment. If you continue your medical and dental insurance coverage with the same plan design through COBRA that you elected as an active employee of the Company, any deductible or out-of-pocket expenses that you have accumulated during the plan year will be applied to your COBRA coverage. For additional information or if you have questions about continued medical and dental insurance coverage under COBRA, you may call the Morneau Shepell Customer Service Call Center at toll-free 1-800-422-6103 (Option 5, Sub-Option 1).

6. Flexible Spending Account (FSA). You have the right under COBRA to continue your participation in the health care FSA plan provided by the Company through the end of the calendar year in which the Retirement Date occurs, even if you decide not to continue your medical and dental insurance coverage under COBRA. There is no additional COBRA premium required for the continuation of your health care FSA participation. If you do not continue your health care FSA participation through COBRA, then only eligible health care charges incurred on or before the Retirement Date will be eligible for reimbursement under the health care FSA plan.

7. Basic Life Insurance. You have the right to convert the group basic life insurance coverage on your life provided by the Company to an individual life insurance policy. Such policy will be offered by Life Insurance Company of North America (“LINA”), without proof of good health, provided that you make the election within 31 days after the Retirement Date. You may convert your group basic life insurance coverage into any individual nonparticipating life insurance policy offered by LINA, except term life insurance. The premiums for the individual life insurance policy, which will be at least equal to those for LINA’s whole life insurance plan with the lowest premium, will be higher than those for the group basic life insurance coverage provided by the Company. If you want to convert your group basic life insurance coverage into an individual life insurance policy, you must complete a Life Conversion Information Request Form and submit it, together with a copy of your current Benefits Summary from the Company’s employee self-service portal, to LINA at the address located on the form within 31 days after the Retirement Date. The Company will provide you separately with materials relating to the conversion of your group basic life insurance coverage. For additional information or if you have questions about the conversion of your group basic life insurance coverage, you may call LINA at toll-free 1-800-423-1282.

8. Verso Paper Deferred Compensation Plan. You will receive payment of your benefits under the Verso Paper Deferred Compensation Plan following your retirement in accordance with the terms of that plan and any election you made thereunder.

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